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                  Independent Auditor's Report
                  ----------------------------


Board of Directors
Union National Bank of Arkansas, Little rock, Arkansas
Little Rock, Arkansas

     We have audited the consolidated statements of income, stockholder's equity and cash flows of Union National Bank of Arkansas, Little Rock, Arkansas and Subsidiaries for the year ended December 31, 1992. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether consolidated financial statement are fee of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Union National Bank of Arkansas, Little Rock, Arkansas and Subsidiaries for the year ended December 31, 1992, in conformity with generally accepted accounting principles.

                                    /s/ Frost & Company
                                   Certified Public Accountants

Little Rock, Arkansas
January 22, 1993